================================================================================

                                                                    EXHIBIT 10.1
                                [JPMORGAN LOGO]

                                CREDIT AGREEMENT

                                   dated as of

                               September 22, 2006

                                      among

                                  OAKLEY, INC.

                     The Borrowing Subsidiaries Party Hereto

                            The Lenders Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                           ---------------------------

                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                  as Joint Bookrunners and Joint Lead Arrangers

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                         UNION BANK OF CALIFORNIA, N.A.,
                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Defined Terms.................................................  1
Section 1.02.  Classification of Loans and Borrowings........................ 21
Section 1.03.  Terms Generally............................................... 21
Section 1.04.  Accounting Terms; GAAP........................................ 22
Section 1.05.  Exchange Rates; Currency Equivalents.......................... 22
Section 1.06.  Additional Alternative Currencies............................. 22
Section 1.07.  Change of Currency............................................ 23

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  Commitments................................................... 24
Section 2.02.  Loans and Borrowings.......................................... 25
Section 2.03.  Requests for Borrowings....................................... 26
Section 2.04.  Swingline Loans............................................... 27
Section 2.05.  Letters of Credit............................................. 28
Section 2.06.  Funding of Borrowings......................................... 33
Section 2.07.  Interest Elections............................................ 34
Section 2.08.  Termination and Reduction of Commitments...................... 36
Section 2.09.  Repayment of Loans; Evidence of Debt.......................... 36
Section 2.10.  Prepayment of Loans........................................... 37
Section 2.11.  Fees.......................................................... 39
Section 2.12.  Interest...................................................... 40
Section 2.13.  Alternate Rate of Interest.................................... 41
Section 2.14.  Increased Costs............................................... 42
Section 2.15.  Break Funding Payments........................................ 43
Section 2.16.  Taxes......................................................... 44
Section 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs... 46
Section 2.18.  Mitigation Obligations; Replacement of Lenders................ 48
Section 2.19.  Additional Borrowing Subsidiaries............................. 49

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.01.  Organization; Powers.......................................... 49
Section 3.02.  Authorization; Enforceability................................. 49
Section 3.03.  Governmental Approvals; No Conflicts.......................... 49
Section 3.04.  Financial Condition; No Material Adverse Change............... 50
Section 3.05.  Properties.................................................... 50

Section 3.06.  Litigation and Environmental Matters.........................  50
Section 3.07.  Compliance with Laws and Agreements..........................  51
Section 3.08.  Investment Company Status....................................  51
Section 3.09.  Taxes........................................................  51
Section 3.10.  ERISA........................................................  51
Section 3.11.  Disclosure...................................................  52
Section 3.12.  Subsidiaries.................................................  52
Section 3.13.  Labor Matters................................................  52

                                    ARTICLE 4
                                   CONDITIONS

Section 4.01.  Effective Date...............................................  52
Section 4.02.  Each Credit Event............................................  54
Section 4.03.  Each Borrowing Subsidiary Credit Event.......................  54

                                    ARTICLE 5
                             AFFIRMATIVE COVENANTS

Section 5.01.  Financial Statements; Ratings Change and Other Information...  55
Section 5.02.  Notices of Material Events...................................  58
Section 5.03.  Existence; Conduct of Business...............................  59
Section 5.04.  Payment of Obligations.......................................  59
Section 5.05.  Maintenance of Properties; Insurance.........................  59
Section 5.06.  Books and Records; Inspection Rights.........................  59
Section 5.07.  Compliance with Laws.........................................  59
Section 5.08.  Use of Proceeds and Letters of Credit........................  60
Section 5.09.  Guarantor Subsidiaries.......................................  60
Section 5.10.  Subsidiary Guaranty Coverage Percentages.....................  60

                                    ARTICLE 6
                               NEGATIVE COVENANTS

Section 6.01.  Indebtedness.................................................  61
Section 6.02.  Liens........................................................  62
Section 6.03.  Fundamental Changes; Asset Sales and Acquisitions............  63
Section 6.04.  Investments, Loans, Advances, Guaranties and Acquisitions....  64
Section 6.05.  Swap Agreements..............................................  65
Section 6.06.  Restricted Payments..........................................  65
Section 6.07.  Restrictive Agreements.......................................  66
Section 6.08.  Sales and Leasebacks.........................................  66
Section 6.09.  Sale or Discount of Receivables..............................  67
Section 6.10.  Transactions with Principal Shareholder and Affiliates.......  67
Section 6.11.  Conduct of Business..........................................  67
Section 6.12.  Fiscal Year..................................................  68
Section 6.13.  Financial Covenants..........................................  68

                                    ARTICLE 7
                                EVENTS OF DEFAULT

                                    ARTICLE 8
                            THE ADMINISTRATIVE AGENT

                                    ARTICLE 9
                                COMPANY GUARANTY

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01.  Notices...................................................... 75
Section 10.02.  Waivers; Amendments.......................................... 76
Section 10.03.  Expenses; Indemnity; Damage Waiver........................... 77
Section 10.04.  Successors and Assigns....................................... 79
Section 10.05.  Survival..................................................... 82
Section 10.06.  Counterparts; Integration; Effectiveness..................... 83
Section 10.07.  Severability................................................. 83
Section 10.08.  Right of Setoff.............................................. 83
Section 10.09.  Governing Law; Jurisdiction; Consent to Service of Process... 84
Section 10.10.  Waiver of Jury Trial......................................... 84
Section 10.11.  Headings..................................................... 85
Section 10.12.  Confidentiality.............................................. 85
Section 10.13.  Interest Rate Limitation..................................... 86
Section 10.14.  USA PATRIOT Act.............................................. 86
Section 10.15.  Judgment Currency............................................ 87

SCHEDULES:

Schedule 1.01(a)  -  Existing Letters of Credit
Schedule 1.01(b)  -  Mandatory Cost
Schedule 2.01(a)  -  Global Commitments
Schedule 2.01(b)  -  Canadian Commitments
Schedule 2.17     -  Payments on Loans
Schedule 3.06     -  Disclosed Matters
Schedule 3.12     -  Existing Subsidiaries
Schedule 6.01     -  Existing Indebtedness
Schedule 6.02     -  Existing Liens
Schedule 6.04     -  Existing Investments
Schedule 6.07     -  Existing Restrictions
Schedule 6.10     -  Transactions with Affiliates

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Domestic Subsidiary Guaranty
Exhibit C -- Form of Borrowing Subsidiary Agreement
Exhibit D -- Form of Borrowing Subsidiary Termination

      CREDIT AGREEMENT dated as of September 22, 2006, among OAKLEY, INC., the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

      The parties hereto agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

      Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Loan Documents.

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "ALTERNATIVE CURRENCY" means each of Euro, Sterling, Yen, Australian Dollars and each other currency (other than U.S. Dollars or Canadian Dollars) that is approved in accordance with Section 1.06.

      "ALTERNATIVE CURRENCY SUBLIMIT" means an amount equal to the lesser of the aggregate Global Commitments and $26,500,000. The Alternative Currency Sublimit is part of, and not in addition to, the Global Commitments.

      "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Global Commitments represented by such Lender's Global Commitment. If the Global Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Global Commitments most recently in effect, giving effect to any assignments.

      "APPLICABLE RATE" means, for any day, with respect to any Eurocurrency Loan or CDOR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "EUROCURRENCY AND CDOR SPREAD" or "COMMITMENT FEE RATE", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that:

            (i) at any time when an Event of Default has occurred and is continuing, the Applicable Rates will be those set forth in Category 4; and

            (ii) at the option of the Administrative Agent (or at the request of the Required Lenders), if the Company fails to deliver financial statements to the Administrative Agent as and when required by Section 5.01(a) or 5.01(b) (or any financial statements delivered by the Company are subsequently determined to have breached the requirements of Section 5.01(a) or 5.01(b)), the Applicable Rates will be those set forth in Category 4 during the period from the expiration of the time specified for such delivery (or the time of delivery of such defective financial statements) until such financial statements (or restated financial statements which do not violate the requirements of Section 5.01(a) or 5.01(b)) are so delivered.

                                        EUROCURRENCY AND
                                              CDOR
            LEVERAGE RATIO                   SPREAD           COMMITMENT FEE RATE
-----------------------------------   ---------------------   -------------------
             Category 1                       0.55%                  0.11%
           Less than 1:1

             Category 2
Greater than or equal to 1:1,                 0.65%                 0.125%
        but less than 1.5:1

             Category 3
Greater than or equal to 1.5:1,              0.875%                  0.15%
         but less than 2:1

             Category 4                      1.125%                  0.20%
Greater than or equal to 2:1

      For purposes of this definition, (x) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based on the Company's consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) and (y) each change in an Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period from and including the day when the Administrative Agent receives the financial statements indicating such change to but excluding the effective date of the next such change.

      "APPROVED FUND" has the meaning assigned to such term in Section 10.04.

      "ASSET PERCENTAGE" means, at any date of determination, the ratio, expressed as a percentage, of (a) without duplication, the sum of (x) the total assets of the Borrowers (on a stand-alone non-consolidated basis) on such date, and (y) subject to the last sentence of Section 5.10, the consolidated total assets of the Guarantor Subsidiaries and their respective consolidated subsidiaries on such date, to (b) the consolidated total assets of the Company and its consolidated Subsidiaries on such date, all determined on a basis agreed upon by the Company and the Administrative Agent.

      "ASSET SALE" means the sale or other disposition (whether voluntary or involuntary) by the Company or any of its Subsidiaries to any Person other than the Company or any of its wholly-owned Subsidiaries of any assets (whether tangible or intangible, including Equity Interests in Subsidiaries) of the Company or any of its Subsidiaries outside the ordinary course of business; provided that cash distributions by the Company in respect of its outstanding capital stock shall not be deemed "ASSET SALES" for the purposes of this Agreement.

      "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "AUSTRALIAN DOLLAR" means the lawful currency of the Commonwealth of Australia.

      "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

      "BARTER " means Barter Optical, Inc., a Washington corporation.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" means the Company or any Borrowing Subsidiary.

      "BORROWING" means (a) Loans of the same Type and in the same currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans or CDOR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

      "BORROWING REQUEST" means a request for a Borrowing in accordance with
Section 2.03.

      "BORROWING SUBSIDIARY" means, at any time, Oakley Canada and any Subsidiary designated as a Borrowing Subsidiary by the Company pursuant to
Section 2.19 that has not ceased to be a Borrowing Subsidiary pursuant to such Section.

      "BORROWING SUBSIDIARY AGREEMENT" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C.

      "BORROWING SUBSIDIARY TERMINATION" means a Borrowing Subsidiary Termination substantially in the form of Exhibit D.

      "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurocurrency Loan denominated in U.S. Dollars, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market, (ii) when used in connection with a Loan denominated in Euros, the term "BUSINESS DAY" shall also exclude any day which is not a TARGET Day, and (iii) when used in connection with a Loan denominated in any other currency, the term "BUSINESS DAY" shall also exclude any day which is not a day on which dealings in such currency can occur in the London interbank market and on which banks are open for business in the principal financial center for that currency.

      "CANADIAN COMMITMENT" means, with respect to each Lender, the commitment (if any) of such Lender to make Canadian Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Canadian Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Canadian Commitment is set forth on Schedule 2.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Commitment, as applicable. The initial aggregate amount of the Lenders' Canadian Commitments is $3,500,000.

      "CANADIAN CREDIT EXPOSURE" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Canadian Loans at such time.

      "CANADIAN DOLLAR" means the lawful currency of Canada.

      "CANADIAN LOAN" means a Loan made in Canadian Dollars pursuant to Section 2.01(c).

      "CANADIAN PRIME", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

      "CANADIAN PRIME RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the percentage rate per annum determined by JPMorgan Chase Bank, N.A. (rounded up to two decimal places) to be the greater of (i) the rate of interest which JPMorgan Chase Bank, N.A. establishes at the time as the reference rate of interest for determination of interest rates it will charge for loans in Canadian Dollars at its office in Toronto, Canada and which it refers to as its prime rate (or its equivalent or analogous such rate) or (ii) the sum of (A) the yearly rate of interest to which the one month CDOR Rate is equivalent plus (B) one percent (1.0%) per annum.

      "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries during that period that, in conformity with GAAP, are included (or should be included) in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries.

      "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CASH EQUIVALENTS" means, as at any date of determination,

      (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;

      (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's;

      (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;

      (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000;

      (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and

      (vi) in the case of funds held by any Foreign Subsidiary (a) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) investments of the type and maturity described in clause (i) through (v) above of foreign obligors (or the direct or indirect parents of such obligors) which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Company or its Subsidiaries, comparable in investment quality to such investment and obligors (or the direct or indirect parent of such obligors), such investments under this clause (c) not to exceed an aggregate amount of $250,000.

      "CDOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

      "CDOR RATE" means, with respect to a CDOR Loan for the relevant Interest Period, the Canadian deposit offered rate, which in turn means on any day the sum of: (a) the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the relevant Interest Period for Canadian dollar denominated bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto, Ontario local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Lender after 10:00 a.m. Toronto, Ontario local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus 0.10%, plus
(b) the Applicable Rate; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR component of such rate calculated under clause (a) above on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian dollars for the applicable CDOR Interest Period as of 10:00 a.m. Toronto, Ontario local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

      "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Principal Shareholder, of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group other than the Principal Shareholder.

      "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Loans, Swingline Loans or Canadian Loans.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" means any and all "COLLATERAL", as defined in any Support Document.

      "COMMITMENTS" means, with respect to each Lender, the sum of such Lender's Global Commitment and Canadian Commitment (if any).

      "COMPANY" means Oakley, Inc., a Washington corporation.

      "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any non-cash charges for such period and (v) any extraordinary charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any non-cash gains for such period and (ii) any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of this definition, Consolidated Net Income shall be determined without giving effect to changes in accounting for foreign currency hedging activities, as other than cash flow hedges, as a result of the application of Financial Accounting Standards No. 133.

      "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (except the Company or a Subsidiary) in which any other Person (except the Company or another Subsidiary) owns an Equity Interest, except to the extent that dividends or other distributions were actually paid by such Person to the Company or any Subsidiary during such period, (b) the income or loss of any Person accrued before (i) the date it becomes a Subsidiary, (ii) the date it is merged into or consolidated with the Company or any Subsidiary or
(iii) the date its assets are acquired by the Company or any Subsidiary, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, or (d) any after-tax gains or losses attributable to Asset Sales outside the ordinary course of business.

      "CONSOLIDATED RENTAL EXPENSE" means, for any period, the aggregate amount of rent payable for such period under all leases, the obligation with respect to which is not included under the definition of Indebtedness, of the Company and its Subsidiaries.

      "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

      "CREDIT PARTIES" means the Borrowers and the Guarantor Subsidiaries.

      "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

      "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

      "DOMESTIC SUBSIDIARY GUARANTY" means the Guaranty executed and delivered by the Guarantor Subsidiaries on the Effective Date, substantially in the form of Exhibit B.

      "EBITDA PERCENTAGE" means, at any date of determination, the ratio, expressed as a percentage, of (a) without duplication, the sum of (x) the portion of Consolidated EBITDA attributable to the Borrowers (on a stand-alone, non-consolidated basis), and (y) subject to the last sentence of Section 5.10, the portion of Consolidated EBITDA attributable to the Guarantor Subsidiaries and their respective consolidated subsidiaries, in each case for the 12-month period ending on such date, to (b) Consolidated EBITDA for such 12-month period, all determined on a basis agreed upon by the Company and the Administrative Agent.

      "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU LEGISLATION" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "EURO" and "EUR" mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.

      "EUROCURRENCY RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum appearing on the relevant page of the Reuters screen (or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "EUROCURRENCY RATE" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 (or the appropriate Other Currency Equivalent thereof) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "EVENT OF DEFAULT" has the meaning assigned to such term in Article 7.

      "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the applicable Credit Party is located and
(c) in the case of a Foreign Lender, any withholding tax (x) with respect to amounts payable by any Person that is a Borrower under this Agreement at the time such Foreign Lender first becomes a party to this Agreement, at the rate applicable to such amounts on such date under the laws and treaties in effect at such time, or (y) to the extent attributable to such Foreign Lender's failure to comply with a request of the Company to provide the documentation described in
Section 2.16(e).

      "EXISTING CREDIT AGREEMENT" means the Third Amended and Restated Credit Agreement dated as of August 19, 2004 (as amended as of the date hereof) among the Company, Bank of America, N.A., as agent, swing lender and l/c issuer, and the other lenders party thereto.

      "EXISTING LETTERS OF CREDIT" means the letters of credit listed on
Schedule 1.01(a), and includes any bankers acceptance issued pursuant to the terms of any such letter of credit.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

      "FOREIGN LENDER" means, with respect to any Loan, any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

      "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "GLOBAL COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Global Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Global Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Global Commitment is set forth on Schedule 2.01(a), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Global Commitment, as applicable. The initial aggregate amount of the Lenders' Global Commitments is $185,000,000.

      "GLOBAL CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Global Loans and its LC Exposure and Swingline Exposure at such time.

      "GLOBAL LOAN" means a Loan made in U.S. Dollars or in one or more Alternative Currencies pursuant to Section 2.01(a).

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTOR FOREIGN SUBSIDIARY" means a Foreign Subsidiary of the Company that may execute a Subsidiary Guaranty without causing material adverse tax consequences for the Company.

      "GUARANTOR SUBSIDIARY" means each of Bazooka, Inc., Oakley Sales Corp., Oakley Direct, Inc., The Optical Shop of Aspen, Oliver Peoples, Inc., Barter Optical, Inc., Iacon, Inc. and any other Domestic Subsidiary or Guarantor Foreign Subsidiary that executes a Subsidiary Guaranty in favor of the Lenders in accordance with the provisions of Section 5.10; provided that the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (A) documents of the types described in Section 4.01(b) and 4.01(c) with respect to such Guarantor Subsidiary and the Subsidiary Guaranty executed by it (and, in the case of any Guarantor Subsidiary which is a Guarantor Foreign Subsidiary, such other documents as the Administrative Agent may reasonably request) and (B) financial statements described in Section 5.01(a) or 5.01(b) for the most recently ended period for which such financial statements are required to have been delivered for the Guarantor Subsidiaries.

      "GUARANTY" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

      "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated July 2006 relating to the Company and the Transactions.

      "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

      "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan) or Canadian Prime Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or CDOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "INTEREST PERIOD" means, with respect to any Eurocurrency Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing specified in the applicable Borrowing Request or on the date specified in the applicable Interest Election Request and ending (x) two weeks or (y) one, two, three or six months thereafter, as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

      "ISSUING BANK" means, individually or collectively, as the case may be, JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, Bank of America, N.A., in such capacity, and any successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "LC DISBURSEMENT" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

      "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "LENDERS" means the Persons listed on Schedule 2.01(a) and Schedule 2.01(b) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement, and shall include any Existing Letter of Credit.

      "LEVERAGE RATIO" means, on any day, the ratio of (a) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries as of such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such day (or, if such day is not the last day of a fiscal quarter of the Company, ended on the last day of the fiscal quarter of the Company most recently ended before such day).

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" means this Agreement, the Borrowing Subsidiary Agreements, any promissory notes issued pursuant to Section 2.09(e) and the Support Documents.

      "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

      "MANDATORY COST" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, results of operations, property, financial condition or prospects of the Company and the Subsidiaries taken as a whole, or (b) the validity or enforceability of the Loan Documents or the rights or remedies available to the Administrative Agent, the Issuing Banks or the Lenders thereunder.

      "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "PRINCIPAL AMOUNT" of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

      "MATURITY DATE" means September 22, 2011.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "OAKLEY CANADA" means Oakley Canada, Inc., a Quebec corporation.

      "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after (or would accrue but for) the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "OTHER CURRENCY EQUIVALENT" means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency or Canadian Dollars, as the case may be, as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency or Canadian Dollars with U.S. Dollars.

      "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "OUTSTANDING AMOUNT" means (i) with respect to any Class of Loans on any date, the U.S. Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Class of Loans occurring on such date; and (ii) with respect to LC Exposure on any date, the aggregate outstanding amount of such LC Exposure on such date after giving effect to any drawings or reimbursements by the Company occurring on such date.

      "PARTICIPANT" has the meaning set forth in Section 10.04.

      "PARTICIPATING MEMBER STATE" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "PERMITTED ACQUISITION" means the acquisition of a business (whether through the purchase of assets or of shares of capital stock) by the Company or one of its Subsidiaries (i) which is not an acquisition of Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn, (ii) which is in a line of business related to the lines of business of the Company and its Subsidiaries, (iii) at a time at which no Default shall exist or shall occur as a result of giving effect to such proposed acquisition and (iv) after giving effect to which, on a pro forma basis agreed upon by the Company and the Administrative Agent (which, in the case of any Person being acquired for which satisfactory audited financial statements have been delivered to the Lenders, shall include the assumption that such acquisition was consummated on the first day of the relevant period), the Leverage Ratio, determined as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), shall not exceed 2.00:1.00.

      "PERMITTED ENCUMBRANCES" means:

      (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

      (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

      (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

      (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7;

      (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

      (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

      (h) Liens securing reimbursement obligations with respect to Letters of Credit, which Liens encumber documents or other property to be acquired by drawing under such Letters of Credit.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness except as set forth in clause (h) above.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "EMPLOYER" as defined in Section 3(5) of ERISA.

      "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "PRINCIPAL SHAREHOLDER" means James H. Jannard and any spouse or descendant of James H. Jannard, and any trust, partnership or corporation of which James H. Jannard, his spouse, or his descendants are the primary beneficiaries or hold a majority of the interests therein, as the case may be.

      "REGISTER" has the meaning set forth in Section 10.04.

      "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "RELEVANT JURISDICTION" means (i) in the case of any Loan to the Company or any Domestic Subsidiary which is a Borrower, the United States of America, and (ii) in the case of any Loan to any other Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by such Borrowing Subsidiary under this Agreement.

      "REQUIRED LENDERS" means, at any time, Lenders having Global Credit Exposures, Canadian Credit Exposures and unused Commitments representing more than 50% of the sum of the total Global Credit Exposures, Canadian Credit Exposures and unused Commitments at such time.

      "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

      "REVALUATION DATE" means with respect to any Loan, each of the following:
(i) each date of a Borrowing of a Loan denominated in an Alternative Currency or Canadian Dollars, (ii) each date of a continuation of a Loan denominated in an Alternative Currency or Canadian Dollars pursuant to Section 2.07, (iii) two Business Days prior to the last Business Day of each calendar month, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

      "S&P" means Standard & Poor's.

      "SPOT RATE" means, on any day, for any currency, the spot rate quoted by JPMorgan Chase Bank, N.A., in London at approximately 11:00 a.m. for the purchase of such currency with another currency for delivery two Business Days later.

      "STERLING" and "L" mean the lawful currency of the United Kingdom.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "SUBSIDIARY" means any subsidiary of the Company.

      "SUBSIDIARY GUARANTY" or "SUBSIDIARY GUARANTIES" means the Domestic Subsidiary Guaranty and any additional guaranty pursuant to which the Guarantor Subsidiaries shall guarantee the Obligations, as such Subsidiary Guaranties may hereafter be amended, supplemented or otherwise modified from time to time.

      "SUBSIDIARY GUARANTY COVERAGE PERCENTAGE" means, as of any date of determination in relation to any transaction or event described herein (each, an "EVENT"), each of the Asset Percentage and the EBITDA Percentage, in each case determined as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) and Section 5.01(b) and calculated on a pro forma basis agreed upon by the Company and the Administrative Agent giving effect to the applicable Event. For purposes of
Section 5.01(c)(ii) and Section 5.10, the Subsidiary Guaranty Coverage Percentage means each of the Asset Percentage and the EBITDA Percentage as of the end of the fiscal quarter most recently ended.

      "SUPPORT DOCUMENTS" means the Domestic Subsidiary Guaranty and each other Subsidiary Guaranty, security agreement, instrument or document executed and delivered pursuant to Section 5.10 to Guarantee or secure any of the Obligations.

      "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

      "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "SWINGLINE LENDER" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

      "SWINGLINE LOAN" means a Loan made pursuant to Section 2.04.

      "TARGET DAY" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TRANSACTIONS" means the execution, delivery and performance by the Credit Parties of this Agreement, the Borrowing Subsidiary Agreements and the

Subsidiary Guaranties, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate, the Alternate Base Rate, the CDOR Rate or the Canadian Prime Rate.

      "U.S. DOLLAR EQUIVALENT" means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency or Canadian Dollars, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Alternative Currency or Canadian Dollars.

      "U.S. DOLLARS" and "$" mean the lawful currency of the United States of America.

      "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary that is, directly or indirectly, wholly-owned by the Parent, it being understood that directors' qualifying shares shall be disregarded in determining whether a Subsidiary is wholly-owned.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      Section 1.02 . Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "GLOBAL LOAN") or by Type (e.g., a "EUROCURRENCY LOAN") or by Class and Type (e.g., a "EUROCURRENCY GLOBAL LOAN"). Borrowings also may be classified and referred to by Class (e.g., a "GLOBAL BORROWING") or by Type (e.g., a "EUROCURRENCY BORROWING") or by Class and Type (e.g., a "EUROCURRENCY GLOBAL BORROWING").

      Section 1.03 . Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      Section 1.04 . Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      Section 1.05 . Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of Borrowings and Outstanding Amounts denominated in Alternative Currencies or Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

      (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan, CDOR Loan or Canadian Prime Loan an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing or Loan is denominated in an Alternative Currency or Canadian Dollars, such amount shall be the relevant Other Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency or Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

      Section 1.06 . Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Loans be made in a currency other than those specifically listed in the definition of "ALTERNATIVE CURRENCY"; provided that such requested currency is a lawful currency (other than U.S. Dollars) that is readily available and freely transferable and convertible into U.S. Dollars. In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders.

      (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). In the case of any such request, the Administrative Agent shall promptly notify each Lender thereof. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request, whether it consents, in its sole discretion, to the making of Eurocurrency Loans in such requested currency.

      (c) Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Eurocurrency Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

      Section 1.07 . Change of Currency. (a) Each obligation of any Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

                                   ARTICLE 2
                                  THE CREDITS

      Section 2.01 . Commitments. Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Global Loans to any Borrower in U.S. Dollars or in one or more Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Global Credit Exposure exceeding such Lender's Global Commitment, (ii) the sum of the total Global Credit Exposures exceeding the total Global Commitments, or (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies exceeding the Alternative Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Global Loans.

      (b) Subject to the terms and conditions set forth herein, each Lender with a Canadian Commitment, severally and not jointly, agrees to make Canadian Loans to Oakley Canada in Canadian Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Canadian Credit Exposure exceeding such Lender's Canadian Commitment, or (ii) the sum of the total Canadian Credit Exposures exceeding the total Canadian Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, Oakley Canada may borrow, prepay and reborrow Canadian Loans.

      (c) At any time during the Availability Period, if no Default shall have occurred and be continuing at such time, the Company may, if it so elects, increase the aggregate amount of either the Global Commitments or the Canadian Commitments, either by designating a Person not theretofore a Lender and acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) to become a Lender or by agreeing with an existing Lender that such Lender's Commitment, shall be so increased. Upon execution and delivery by the Borrowers and such Lender or other Person of an instrument of assumption in form and amount reasonably satisfactory to the Administrative Agent, such existing Lender shall have a Global Commitment or Canadian Commitment as therein set forth or such other Person shall become a Lender with a Commitment as therein set forth and all the rights and obligations of the Lender with such a Commitment hereunder; provided that (i) the Company shall provide prompt notice of such increase to the Administrative Agent, which shall promptly notify the other Lenders, (ii) the aggregate amount of each such increase which is effective on any day shall be at least $5,000,000 and (iii) the aggregate amount of the Commitments shall at no time exceed $250,000,000. Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.01(c), within five Business Days in the case of the ABR Loans (if the Global Commitments are increased) and Canadian Prime Loans (if the Canadian Commitments are increased) outstanding, and at the end of the then current Interest Period with respect thereto in the case of the Loans comprising each Eurocurrency Borrowing (if the Global Commitments are increased) and CDOR Borrowing

(if the Canadian Commitments are increased) then outstanding, the Borrowers shall prepay such Loans in their entirety, and, to the extent any Borrower elects to do so and subject to the conditions specified in Article 4, such Borrower shall reborrow Loans from the Lenders in proportion to their respective applicable Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion.

      Section 2.02 . Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Global Commitments or Canadian Commitments, as applicable. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Subject to Section 2.13, each Global Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans, and each Canadian Borrowing shall be comprised entirely of Canadian Prime Loans or CDOR Loans, as the applicable Borrower may request in accordance herewith. All ABR Loans shall be denominated in U.S. Dollars. Eurocurrency Loans may be denominated in U.S. Dollars or an Alternative Currency. Canadian Prime Loans and CDOR Loans shall be denominated in Canadian Dollars, and may be borrowed only by Oakley Canada. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan or Loan denominated in Canadian Dollars by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

      (c) At the commencement of each Interest Period for any Eurocurrency Borrowing or CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing or Canadian Prime Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.

      (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any

Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      Section 2.03 . Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request (which may be by telephone) not later than 1:00 p.m., New York City time, (a) in the case of a Eurocurrency Borrowing denominated in U.S. Dollars, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency, four Business Days before the date of the proposed Borrowing, (c) in the case of an ABR Borrowing, on the date of the proposed Borrowing, (d) in the case of a CDOR Borrowing, two Business Days before the date of the proposed Borrowing, or (e) in the case of a Canadian Prime Borrowing, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and if made by telephone or (pursuant to Section 10.01(b)) electronic communications shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount of the requested Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a CDOR Borrowing or a Canadian Prime Borrowing;

            (iv) in the case of a Eurocurrency Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "INTEREST PERIOD";

            (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

            (vi) in the case of a Eurocurrency Borrowing, the currency of such Borrowing.

      If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in U.S. Dollars, a Canadian Prime Borrowing if denominated in Canadian Dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or CDOR Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be denominated in U.S. Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      Section 2.04 . Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the sum of the total Global Credit Exposures exceeding the total Global Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

      (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section

2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall promptly notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

      Section 2.05 . Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. All Letters of Credit shall be denominated in U.S. Dollars (other than the Existing Letters of Credit, which may be denominated in U.S. Dollars or Euros). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and created hereunder, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

      (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
(i) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (x) the LC Exposure shall not exceed $25,000,000 and (y) the sum of the total Global Credit Exposures shall not exceed the total Global Commitments.

            (ii) Promptly after receipt of a notice requesting the issuance, amendment, renewal or extension of a Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the Company and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by such Issuing Bank of confirmation from the Administrative Agent that the requested issuance, amendment, renewal or extension is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, renewal or extension, as the case may be, in each case in accordance with such Issuing Bank's usual and customary business practices.

      (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) below) and (ii) the date that is five Business Days prior to the Maturity Date.

      (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $100,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender and the applicable Issuing Bank of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

      (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

      (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

      (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

      (i) Designation and Replacement of an Issuing Bank. The Company hereby designates each of JPMorgan Chase Bank, N.A., and Bank of America, N.A., as an Issuing Bank hereunder, and each of JPMorgan Chase Bank, N.A., and Bank of America, N.A., hereby accepts such designation. From time to time, the Company may designate additional Issuing Banks, provided that (i) other than with respect to the initial designations of JPMorgan Chase Bank, N.A., and Bank of America, N.A., hereunder, a written notice of such designation in form and substance reasonably satisfactory to the Administrative Agent is delivered by the Company to the Administrative Agent not less than three Business Days prior to the effectiveness of such designation, which notice shall at a minimum (A) identify the Lender to be an Issuing Bank and set forth the notice information with respect to it, (B) identify the then-existing Issuing Bank being replaced, and (C) contain the express consent of the identified Issuing Bank to such designation, and its acceptance of the terms and conditions of this Agreement with respect to Letters of Credit and the issuance of Letters of Credit by it as an Issuing Bank, and (ii) after giving effect to such designation, there shall not be more than two Issuing Banks. The Administrative Agent shall notify the Lenders of any such designation or replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such designation, (A) the designated Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term "ISSUING BANK" shall be deemed to refer to such designee or to any previous Issuing Bank, or to such designee and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

      (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article 7. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default (including such Event of Default) have been cured or waived.

      Section 2.06 . Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, in the case of fundings to an account in New York City, or 12:00 noon, local time, in the case of fundings to an account in another jurisdiction, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (x) ABR Loans and Canadian Prime Loans shall be made available by 2:00 p.m. New York City or local time, as the case may be, and (y) Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account maintained with the Administrative Agent in New York City or London or in the financial center of the country of the currency of such Loans and designated by such Borrower in the applicable Borrowing Request (and, if the applicable Borrower is a Borrowing Subsidiary, the Company shall make such funds available to such Borrowing Subsidiary); provided that (x) ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and
(y) Loans to Oakley Canada will be credited to an account of Oakley Canada maintained with the Administrative Agent in Toronto, Canada.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, if such Borrowing is denominated in U.S. Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and if such Borrowing is denominated in an Alternative Currency or Canadian Dollars, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error), or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      Section 2.07 . Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or CDOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, no Borrower may (i) elect to convert the currency in which any Loans are denominated, (ii) elect an Interest Period for Eurocurrency Loans or CDOR Loans that does not comply with Section 2.02(d), (iii) elect to convert any ABR Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.02(c), or (iv) elect an Interest Period for Eurocurrency Loans or CDOR Loans unless the aggregate outstanding principal amount of Eurocurrency Loans or CDOR Loans (including any Eurocurrency Loans in the same currency, or CDOR Loans, made on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.02(c). This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

      (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing, a CDOR Borrowing or a Canadian Prime Borrowing, Eurocurrency Borrowing; and

            (iv) if the resulting Borrowing is a Eurocurrency Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "INTEREST PERIOD".

If any such Interest Election Request requests a Eurocurrency Borrowing or a CDOR Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, if it is denominated in U.S. Dollars, or a

Canadian Prime Borrowing, if it is denominated in Canadian Dollars, or continued, at the end of the applicable Interest Period, as a Eurocurrency Loan having an Interest Period of one month, if it is denominated in an Alternative Currency. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing denominated in U.S. Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in U.S. Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) no outstanding Borrowing denominated in Canadian Dollars may be converted to or continued as a CDOR Borrowing and (iv) unless repaid, each CDOR Borrowing shall be converted to a Canadian Prime Borrowing at the end of the Interest Period applicable thereto.

      Section 2.08 . Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

      (b) The Company may at any time terminate, or from time to time reduce, the Global Commitments or the Canadian Commitments; provided that (i) each reduction of the Global Commitments or the Canadian Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.10, the sum of the Global Credit Exposures would exceed the total Global Commitments or the sum of the Canadian Credit Exposures would exceed the total Canadian Commitments.

      (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of any Class of Commitments shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

      Section 2.09 . Repayment of Loans; Evidence of Debt. (a) (i) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Global Loan or Canadian Loan of such Borrower on the Maturity Date and (ii) the Company hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Global Borrowing is made, the Company shall repay all Swingline Loans then outstanding.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      Section 2.10 . Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay (without premium or penalty, but subject to Section 2.15) any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

      (b) If the Administrative Agent notifies the Company at any time that the aggregate Outstanding Amount of all Global Loans at such time exceeds an amount equal to 105% of the Global Commitments then in effect, then, within three Business Days after receipt of such notice, the Borrowers shall prepay Global Loans or cash collateralize LC Exposure in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Global Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such cash collateral, request that additional cash collateral be provided in order to protect against the results of further exchange rate fluctuations.

      (c) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Global Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the Borrowers shall prepay Global Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

      (d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Canadian Loans at such time exceeds an amount equal to 105% of the Canadian Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Canadian Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Canadian Commitments then in effect.

      (e) The relevant Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing denominated in U.S. Dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency, not later than 11:00 a.m., New York City time, four Business Days before the date of payment, (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment, (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment, (v) in the case of a CDOR Borrowing, not later than 10:00 a.m., New York City time, two Business Days before the date of the prepayment, or (vi) in the case of a Canadian Prime Borrowing, not later than 10:00 a.m., New York City time, on the date of the prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

      Section 2.11 . Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which any Class of Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Global Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) of such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Global Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Global Commitments terminate and any such fees accruing after the date on which the Global Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

      (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds in U.S. Dollars, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

      Section 2.12 . Interest. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

      (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate plus (in the case of a Eurocurrency Loan of any Lender which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost.

      (c) The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate.

      (d) The Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

      (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

      (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the relevant Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Canadian Prime Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and interest in respect of Loans denominated in Alternative Currencies or Canadian Dollars as to which market practice differs from the foregoing shall be computed in accordance with such market practice, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Eurocurrency Rate, Canadian Prime Rate or CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      (h) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "DEEMED YEAR") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

      Section 2.13 . Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or CDOR Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or the CDOR Rate, as the case may be, for such Interest Period;

            (b) the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate or the CDOR Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

            (c) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurocurrency Borrowing of the affected currency or a CDOR Borrowing, as the case may be, or a conversion to or continuation of a Eurocurrency Borrowing in the affected currency or a CDOR Borrowing, as the case may be, pursuant to Section 2.03 or 2.07, shall be deemed rescinded, (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in U.S. Dollars, such Borrowing shall be made as an ABR Borrowing, and (iii) if any

Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Borrowing.

      Section 2.14 . Increased Costs. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except (A) any reserve requirement contemplated by Section 2.14(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or Issuing Bank;

            (ii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Loans; or

            (iii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or CDOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or CDOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such

Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      (e) The Company shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional interest on the unpaid principal amount of each Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Global Commitments or the funding of the Eurocurrency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Global Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

      Section 2.15 . Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(e) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate or CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      Section 2.16 . Taxes. Any and all payments by or on account of any obligation of any Credit Party under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Credit Party shall make such deductions and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Credit Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Each Credit Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Credit Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party by a Lender or Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of a Relevant Jurisdiction, or any treaty to which such jurisdiction is a party, or under any law or treaty of any other jurisdiction in which payments may be made by a Borrower pursuant to this Agreement, with respect to payments under this Agreement, shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation (including Internal Revenue Forms W-8BEN, W-8ECI or any successor form) prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including those set forth in Section 2.18) to avoid any requirement of applicable laws of any such jurisdiction that a Credit Party make any deduction or withholding for taxes from amounts payable to such Lender.

      (f) If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Credit Party, upon the request of the Administrative Agent or such Lender or Issuing Bank, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or Issuing Bank in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender or Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Credit Party or any other Person.

      Section 2.17 . Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 12:00 noon, local time at the place of payment), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account of the Administrative Agent as the Administrative Agent shall specify by notice to the Company, and, until and unless specified pursuant to Schedule 2.17, all such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York or 125 London Wall, London, as applicable, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise specified in this Agreement, all payments under each Loan Document shall be made in U.S. Dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its (i) Global Loans or participations in LC Disbursements or

Swingline Loans or (ii) Canadian Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Global Loans and participations in LC Disbursements and Swingline Loans or Canadian Loans and accrued interest thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Global Loans, LC Disbursements and Swingline Loans or the Canadian Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Global Loans and participations in LC Disbursements and Swingline Loans or Canadian Loans; provided that (iii) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(iv) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at, if such payment is denominated in U.S. Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and, if such payment is denominated in an Alternative Currency or Canadian Dollars, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      Section 2.18 . Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if a Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and has been approved by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Global Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. At any time prior to the effectiveness of such assignment and delegation, the Company, in its sole discretion, may revoke the notice requiring such assignment and delegation.

      Section 2.19 . Additional Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Lenders that:

      Section 3.01 . Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      Section 3.02 . Authorization; Enforceability. The Transactions to be entered into by each Credit Party are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of the Company or such Credit Party, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 3.03 . Governmental Approvals; No Conflicts. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) except to the extent that such violation or default could not reasonably be expected to result in a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than any Liens created under the Loan Documents). No exchange control law or regulation restricts any Credit Party from complying with its obligations, as borrower or guarantor, in respect of any Obligation under any Loan Document.

      Section 3.04 . Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2005, reported on by Deloitte & Touche LLP, independent registered public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2006, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

      (b) Since December 31, 2005, there has been no material adverse change in the business, results of operations, property, financial condition or prospects of the Company and its Subsidiaries, taken as a whole.

      Section 3.05 . Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company and its Subsidiaries, the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      Section 3.06 . Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental

Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

      (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

      (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      Section 3.07 . Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where
(i) the necessity of such compliance is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      Section 3.08 . Investment Company Status. Neither the Company nor any of its Subsidiaries is an "INVESTMENT COMPANY" as defined in, or subject to regulation under, the Investment Company Act of 1940.

      Section 3.09 . Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is no pending or proposed Tax assessment against the Company or any of its Subsidiaries that, if made, would have a Material Adverse Effect.

      Section 3.10 . ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

      Section 3.11 . Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      Section 3.12 . Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each of its Subsidiaries and identifies each Subsidiary that is a Guarantor Subsidiary, in each case as of the Effective Date. All the Company's Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements.

      Section 3.13 . Labor Matters. There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 4
                                  CONDITIONS

      Section 4.01 . Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Gibson, Dunn & Crutcher LLP, counsel to the Company, Mr. William Weigand, special Washington counsel to the Company, and Leger Robic Richard, L.L.P., special Quebec counsel to the Company, in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Credit Parties, the Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02. (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Company hereunder.

            (f) The Administrative Agent shall have received from each Guarantor Subsidiary either (i) a counterpart of the Domestic Subsidiary Guaranty duly executed and delivered on behalf of such Guarantor Subsidiary or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page) that such Guarantor Subsidiary has signed a counterpart of the Domestic Subsidiary Guaranty.

            (g) The Administrative Agent shall have received evidence that all commitments under the Existing Credit Agreement have been or concurrently with the Effective Date are being terminated, all outstanding amounts thereunder have been or concurrently with the Effective Date paid in full and all Liens securing obligations thereunder and Guaranties relating thereto have been or concurrently with the Effective Date are being released.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on September 30, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      Section 4.02 . Each Credit Event. The obligation of each Lender to make any Loan, and of an Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of each Credit Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

            (c) In the case of a Borrowing to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent and the Required Lenders would make it impracticable for such Borrowing to be denominated in the relevant Alternative Currency.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and, if applicable, the relevant Borrowing Subsidiary, on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

      Section 4.03 . Each Borrowing Subsidiary Credit Event. The obligation of each Lender to make Loans hereunder to any Borrowing Subsidiary other than Oakley Canada is subject to the satisfaction of the following conditions:

      (a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of such Borrowing Subsidiary's Borrowing Subsidiary Agreement or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Borrowing Subsidiary Agreement.

      (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and covering such matters relating to such Borrowing Subsidiary and its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

      (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions relating to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                                   ARTICLE 5
                             AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

      Section 5.01 . Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each Lender:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent registered public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) a consolidating balance sheet as of the end of such fiscal year and the related consolidating statement of income for such fiscal year, which financial statements substantially represent the consolidated financial condition of and results of operations for each of the Guarantor Subsidiaries and its consolidated subsidiaries as of the end of and for such fiscal year, in each case, certified as to fairness of presentation, generally accepted accounting principles and consistency (except with respect to any changes made as a result of changes to generally accepted accounting principles) by the chief financial officer, the treasurer or the chief accounting officer of each of the Guarantor Subsidiaries;

            (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) its consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a consolidating balance sheet as of the end of such quarter and the related consolidating statement of income for the portion of the fiscal year ended at the end of such quarter, which financial statements substantially represent the consolidated financial condition of and results of operations for each of the Guarantor Subsidiaries and its consolidated subsidiaries as of the end of such fiscal quarter and for such portion of the fiscal year, certified as to fairness of presentation, generally accepted accounting principles and consistency (except with respect to any changes made as a result of changes to generally accepted accounting principles) by the chief financial officer, the treasurer or the chief accounting officer of each of the Guarantor Subsidiaries;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, setting forth reasonably detailed calculations demonstrating compliance with Section 6.13, setting forth in reasonable detail the calculation of the Subsidiary Guaranty Coverage Percentages as of the last day of the period covered by such financial statements and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) as soon as available and in any event within 90 days after the end of each fiscal year of Oakley Canada, its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent registered public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Oakley Canada and its consolidated subsidiaries on a consolidated basis in accordance with generally accepted accounting principles in Canada consistently applied;

            (e) as soon as practicable and in any event no later than 60 days after the beginning of each fiscal year of the Company, a consolidated financial plan and forecast for such fiscal year, including without limitation (i) forecasted consolidated balance sheets, forecasted consolidated and consolidating statements of income and forecasted consolidated cash flows of the Company and its Subsidiaries for such fiscal year and (ii) such other information and projections as the Administrative Agent may reasonably request;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

            (g) with reasonable promptness following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

      Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents or provides a link thereto on the Company's website on the Internet at the website address www.oakley.com; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      The Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Company hereunder (collectively, "COMPANY MATERIALS") by posting the Company Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a "PUBLIC LENDER"). The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Company Materials "PUBLIC," the Company shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.12); (y) all Company Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Company Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials "PUBLIC."

      Section 5.02 . Notices of Material Events. Upon becoming aware thereof, the Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      Section 5.03 . Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      Section 5.04 . Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.05 . Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      Section 5.06 . Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of financial transactions and matters involving the assets and business of the Company and its Subsidiaries. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

      Section 5.07 . Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.08 . Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes in the ordinary course of business, including, without limitation, refinancing existing Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulation U or X of the Board. Letters of Credit will be issued only to support obligations incurred in the ordinary course of business.

      Section 5.09 . Guarantor Subsidiaries. The Company shall cause each of the Guarantor Subsidiaries to (a) preserve its separate existence as required by
Section 5.03, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, (b) comply in all material respects with the requirements of its organizational documents and other governing instruments (including bylaws), (c) not conduct business under the name of the Company or any other Guarantor Subsidiary, (d) maintain separate and complete books and records in accordance with generally acceptable accounting principles and otherwise to properly reflect its business and financial affairs, (e) maintain full and complete records of all transactions with other Subsidiaries, and (f) maintain its own bank accounts and not commingle any of its funds with any other Person.

      Section 5.10 . Subsidiary Guaranty Coverage Percentages. If, at the end of any fiscal quarter or fiscal year, any Subsidiary Guaranty Coverage Percentage is less than 75%, the Company shall, within 30 days after the delivery of the certificate pursuant to Section 5.01(c)(iii) setting forth the Subsidiary Guaranty Coverage Percentages as of the end of such fiscal quarter or year, deliver to the Administrative Agent one or more additional Subsidiary Guaranties from one or more additional Guarantor such that each Subsidiary Guaranty Coverage Percentage as of the end of such quarter, on a pro forma basis taking into account such additional Subsidiary Guaranties, is not less than 75%; provided that if the Company is unable to comply with the foregoing requirement through the delivery of additional Guaranties, it may instead enter into a Support Document, on terms and conditions reasonably satisfactory to the Administrative Agent (including, without limitation, the delivery of originally executed copies of one or more favorable written opinions in form and substance reasonably satisfactory to the Administrative Agent, setting forth the opinion that, under the local laws relevant to such Foreign Subsidiary, the mortgage, charge, pledge, lien or other security interest of, over or in the Equity Interests in such Foreign Subsidiary as Collateral is perfected and enforceable), pursuant to which a Lien in favor of the Administrative Agent and the Lenders is granted in Collateral consisting of 66% of the Equity Interests of a Foreign Subsidiary, whereupon, for purposes of calculating compliance with the foregoing requirement, such Foreign Subsidiary shall be deemed to have delivered a Subsidiary Guaranty. For purposes of making the calculations required by clause (a) of the definitions of Asset Percentage and EBITDA Percentage, only 66% of the consolidated total assets of, and the portion of consolidated EBITDA attributable to, any such Foreign Subsidiary and its consolidated subsidiaries shall be included.

                                   ARTICLE 6
                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

      Section 6.01 . Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created under the Loan Documents;

            (b) Indebtedness existing on the date hereof and set forth in
      Schedule 6.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

            (c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

            (d) Guaranties by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

            (e) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause
      (e) shall not exceed $25,000,000 at any time outstanding;

            (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof;

            (g) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

            (h) other unsecured Indebtedness in an aggregate principal amount not exceeding $100,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness permitted by this clause (h) of Subsidiaries which are not Guarantor Subsidiaries and Subsidiaries the Equity Interests in which have not been pledged in accordance with Section
      5.10 shall not exceed $25,000,000 at any time outstanding; and

            (i) other secured Indebtedness in an aggregate principal amount not exceeding $15,000,000 at any time outstanding.

      Section 6.02 . Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
      (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
      (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01,
      (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

            (e) Liens securing Indebtedness owed to the Company or a wholly-owned Subsidiary, provided that (x) such Lien is junior to any Lien existing under the Support Documents and (y) the holder of such secured Indebtedness may not transfer any such secured Indebtedness to any Person other than the Company or a wholly-owned Subsidiary unless, upon giving effect to such transfer, such Liens would be permitted under the other provisions of this Section; and

            (f) other Liens securing Indebtedness permitted by clauses (e) and
      (i) of Section 6.01.

      Section 6.03 . Fundamental Changes; Asset Sales and Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate or legal structure of the Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (a) any Subsidiary may be merged with or into the Company or any wholly-owned Subsidiary or Barter (provided that the Company owns at least 90% of all Equity Interests in Barter ), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary or Barter (provided that the Company owns at least 90% of all Equity Interests in Barter ); provided that, in the case of such a merger, the Company, such wholly-owned Subsidiary or Barter shall be the continuing or surviving corporation;

            (b) the Company and its Subsidiaries may make investments permitted under Section 6.04;

            (c) the Company and its wholly-owned Subsidiaries may receive contributions of assets and property from their respective shareholders;

            (d) the Company and its Subsidiaries may make Capital Expenditures;

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

            (e) the Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales, including, without limitation, sales of inventory and obsolete equipment in the ordinary course of business;

            (f) the Company and its Subsidiaries may sell, transfer or otherwise dispose of assets in Asset Sales, provided the fair market value of assets so sold, transferred or otherwise disposed of by the Company and its Subsidiaries in any fiscal year of the Company (exclusive of assets lost or damaged as the result of any accidental event and any assets sold in a sale and lease-back transaction permitted under Section 6.08), determined without duplication, is not in excess of 5% of the consolidated assets of the Company and its Subsidiaries as of the end of the preceding fiscal year of the Company in any year; provided that (x) the consideration received for such assets (excluding any lost or damaged assets) shall be in an amount at least equal to the fair market value thereof; and (y) 75% of the consideration received shall be cash; and

            (g) the Company and its Subsidiaries may make Permitted
      Acquisitions.

      Section 6.04 . Investments, Loans, Advances, Guaranties and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) Cash Equivalents;

            (b) intercompany loans to the extent permitted under Section 6.01;

            (c) investments in promissory notes received in consideration of assets or property sold in a transaction permitted under Section 6.03;

            (d) the Company and its Subsidiaries may continue to own the investments owned by them and described in Schedule 6.04;

            (e) the Company may make loans and advances to employees and the Principal Shareholder for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices;

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

            (f) the Company and its Subsidiaries may make Permitted
      Acquisitions;

            (g) the Company and its Subsidiaries may make investments in the Company, other wholly-owned Subsidiaries and Barter (provided that the Company owns at least 90% of all Equity Interests in Barter );

            (h) the Company and its Subsidiaries may make and own investments, in addition to the investments described in clauses (a) through (g) and
      (i) through (j) of this Section 6.04, in an amount that does not exceed a total aggregate amount of $20,000,000 during the term of this Agreement (after giving effect to all payments received in respect of such investments, whether principal, interest, dividends or otherwise);

            (i) the Company may make investments, in addition to investments described in clauses (a) through (h) of this Section 6.04; provided that
      (x) the only consideration given by the Company to make such investments consists of (i) the Company's common stock and (ii) the assumption of liabilities, and (y) the assumption of such liabilities is permitted under
      Section 6.01 and does not violate Section 6.13; and

            (j) the Company may make investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers.

      Section 6.05 . Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its assets (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

      Section 6.06 . Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (iv) the Company may declare and pay cash dividends with respect to its Equity Interests if, immediately after giving effect thereto, no Default shall have occurred and be continuing and the aggregate of all such payments declared

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

or made does not exceed the greater of (x) in any fiscal year of the Company, $25,000,000, and (y) after June 30, 2006, 30% of the consolidated net income of the Company and its consolidated Subsidiaries for the period from July 1, 2006 through the end of the then most recent fiscal quarter of the Company (treated for this purpose as a single accounting period), and (v) the Company may make payments on account of the purchase, redemption, retirement, acquisition or cancellation of its common stock if, immediately after giving effect thereto, no Default shall have occurred and be continuing and, on a pro forma basis reasonably satisfactory to the Administrative Agent, the Leverage Ratio, determined as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), shall not exceed 1.75:1.00.

      Section 6.07 . Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or imposes any material condition upon the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness (including, without limitation, in respect of Capital Lease Obligations) permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

      Section 6.08 . Sales and Leasebacks. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the

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

Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease.

      Section 6.09 . Sale or Discount of Receivables. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except for past due accounts sold to collection agencies.

      Section 6.10 . Transactions with Principal Shareholder and Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Equity Interests in the Company or with any Affiliate of the Company, or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those that would be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between the Company and any of its wholly-owned Subsidiaries or Barter (provided that the Company owns at least 90% of all Equity Interests in Barter ) or between any of its wholly-owned Subsidiaries and/or Barter (provided that the Company owns at least 90% of all Equity Interests in Barter ), (ii) any transaction between the Company and any Subsidiary, (iii) salaries, bonuses and other executive compensation to the Company's management stockholders, (iv) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Company, (v) loans or advances to employees and the Principal Shareholder made in accordance with past practice and permitted under Section 6.04, (vi) the payment of reasonable fees to directors of the Company and its Subsidiaries; (vii) transactions pursuant to employment agreements between the Company or any of its Subsidiaries and any executive officer; (viii) any transaction listed on Schedule 6.10; or (ix) other immaterial transactions involving payments or transfers of property or assets by the Company or any of its Subsidiaries to any such Affiliate, provided that the fair market value of property or assets transferred to any such Affiliate pursuant to this clause (ix) shall not exceed $500,000 in any fiscal year of the Company and that the aggregate fair market value of property and assets transferred pursuant to this clause (ix) to all such Affiliates does not exceed $1,000,000 in any fiscal year of the Company.

      Section 6.11 . Conduct of Business. From and after the Effective Date, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and its Subsidiaries on the Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by the Required Lenders.

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

      Section 6.12 . Fiscal Year. The Company shall not and shall not permit its Subsidiaries to change their respective fiscal year-ends from December 31.

      Section 6.13 . Financial Covenants.

      (a) Leverage Ratio. The Company will not permit the Leverage Ratio at any time to exceed 2.50:1.00.

      (b) Interest and Rental Expense Ratio. The Company will not permit the ratio of (i) the sum of Consolidated EBITDA and Consolidated Rental Expense to
(ii) the sum of consolidated interest expense of the Company and its Subsidiaries and Consolidated Rental Expense, in each case for any period of four consecutive fiscal quarters, to be less than 3.00:1.00.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

      If any of the following events ("EVENTS OF DEFAULT") shall occur:

            (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement of such Borrower when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in (a) of this Article) payable by such Borrower under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of any Credit Party or any Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

            (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company's existence), 5.08 or 5.10 or in Article 6;

            (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice

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

      thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

            (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

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

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $2,500,000;

            (m) a Change in Control shall occur;

            (n) any Lien purported to be created under any Support Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Support Document, except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or as a result of the Administrative Agent's failure to maintain possession of any stock certificates delivered to it under a Support Document or to make filings that do not require the signature of the Company or a Subsidiary with the appropriate authorities necessary to maintain the validity or perfection of such Lien; or

            (o) the Company shall fail to observe or perform any covenant, condition or agreement contained in Article 9, or the Guaranty of the Company hereunder or any Subsidiary Guaranty shall at any time fail to constitute a valid and binding agreement of such Guarantor or any party shall so assert in writing;

then, and in every such event (other than an event with respect to any Borrower described in (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the

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Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                   ARTICLE 8
                            THE ADMINISTRATIVE AGENT

      Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

      The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report

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

or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03

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

shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE 9
                                COMPANY GUARANTY

      In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of each Borrowing Subsidiary under this Agreement. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guaranty hereunder notwithstanding any such extension or renewal of any such Obligation.

      The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of such Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any Borrowing Subsidiary.

      The Company further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

      The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be

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

subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or any other Borrower as a matter of law or equity.

      The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

      In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Obligation in dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

      Upon payment by the Company of any sums as provided above, all rights of Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders.

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                                   ARTICLE 10
                                 MISCELLANEOUS

      Section 10.01 . Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to any Borrower, to it in care of the Company at One Icon, Foothill Ranch, California 92610, Attention of Chief Financial Officer (Telecopy No. (949) 454-0394);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, Floor 19, Chicago, Illinois 60603-2003, Attention of Irma Yanez (Telecopy No. (312) 385-7107), with a copy to J.P. Morgan Securities Inc., 1999 Avenue of the Stars, Floor 27, Los Angeles, California 90067-6022, Attention of Kim Striegl (Telecopy No. (310) 860-7110) and, in the case of Borrowing Requests, Interest Election Requests and notices of prepayments relating to Canadian Loans, with another copy to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 200 Bay Street, Royal Bank Plaza, Toronto Ontario MSJ2J2, Attention of Indrani Lazarus (Telecopy No. (416) 981-2375);

            (iii) if to JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank, to it at 10 South Dearborn, Floor 19, Chicago, Illinois 60603-2003, Attention of Irma Yanez (Telecopy No. (312) 385-1107);

            (iv) if to Bank of America, N.A., in its capacity as an Issuing Bank, to it at Trade Operations-Los Angeles, 333 S. Beaudry Avenue, 19th Floor, Mail Code: CA9-703-19-23 (for standby Letters of Credit) or CA9-703-19-5 (for commercial Letters of Credit), Los Angeles, California 90017-1466, Attention of Sandra Leon (for standby Letters of Credit) or Frantz Bellevue (for commercial Letters of Credit);

            (v) if to any other Issuing Bank, to it at its address (or telecopy number) set forth in its notice of designation;

            (vi) if to the Swingline Lender, to it at Loan and Agency Services Group, 10 South Dearborn, Floor 19, Chicago, Illinois 60603-2003, Attention of Irma Yanez (Telecopy No. (312) 385-7107), with a copy to J.P. Morgan Securities Inc., 1999 Avenue of the Stars, Floor 27, Los Angeles, California 90067-6022, Attention of Kim Striegl (Telecopy No. (310) 860-7110); and

            (vii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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      (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it or in its care hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      Section 10.02 . Waivers; Amendments. (a) No failure or delay by the Administrative Agent, an Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

      (b) No Loan Document or provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

            (i) increase any Commitment of a Lender without the written consent of such Lender,

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

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            (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

            (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,

            (v) change any of the provisions of this Section or the definition of "REQUIRED LENDERS" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

            (vi) release the Company from its Guaranty hereunder, or any Guarantor Subsidiary from its Subsidiary Guaranty (except as expressly provided hereunder or in the Subsidiary Guaranty to which it is a party), or limit its liability in respect thereof, without the written consent of each Lender,

            (vii) release all or substantially all of the Collateral from the Liens granted under the Support Documents (if any), without the written consent of each Lender, or

            (viii) amend Section 1.06 or the definition of "ALTERNATIVE CURRENCY" without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be.

      Section 10.03 . Expenses; Indemnity; Damage Waiver. The Company shall pay
(i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the

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

Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) The Company shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

      (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a

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

result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      Section 10.04 . Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

                  (B) the Administrative Agent, provided that no consent of the
            Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

                  (C) the Issuing Banks.

            (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an
            Affiliate of a Lender or an assignment of the entire remaining

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            amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

      For the purposes of this Section 10.04(b), the term "APPROVED FUND" has the following meaning:

      "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender

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

      under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
      Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or
      10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (c)(i) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a

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portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that
(A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

      (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      Section 10.05 . Survival. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding

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that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and
10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      Section 10.06 . Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 10.07 . Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (a) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (b) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (c) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

      Section 10.08 . Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of a Borrower now or hereafter existing under this Agreement held by

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

such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      Section 10.09 . Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

      (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      Section 10.10 . Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

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HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 10.11 . Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 10.12 . Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company or any other Credit Party and its obligations, (vii) with the consent of the Company or
(viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS

AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

      (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

      Section 10.13 . Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      Section 10.14 . USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

      Section 10.15 . Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Loan Documents to make payments in a specified currency (the "OBLIGATION CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender or Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender or Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

      (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

      (c) For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     OAKLEY, INC.

                                     By:   /s/ Richard Shields
                                           -------------------------------------
                                           Name:  Richard Shields
                                           Title: Chief Financial Officer

                                     OAKLEY CANADA, INC.

                                     By:   /s/ Richard Shields
                                           -------------------------------------
                                           Name:  Richard Shields
                                           Title: Chief Financial Officer

                                     By:   /s/ Cosmas Lykos
                                           Name:  Cosmas Lykos
                                           Title: Secretary

                                     JPMORGAN CHASE BANK, N.A., as
                                     Lender, as Issuing Bank and as
                                     Administrative Agent

                                     By:   /s/ Anna C. Ruiz
                                           -------------------------------------
                                           Name:  Anna C. Ruiz
                                           Title: Vice President

                                     BANK OF AMERICA, N.A., as Lender
                                     and as Issuing Bank

                                     By:   /s/ Mara Vaisz
                                           -------------------------------------
                                           Name:   Mara Vaisz
                                           Title:  Vice President

                                     UNION BANK OF CALIFORNIA, N.A.,
                                     as Lender

                                     By: /s/ Margaret Furbank
                                         -------------------------------------
                                         Name:  Margaret Furbank
                                         Title: Vice President

                                     HSBC BANK USA, NATIONAL
                                     ASSOCIATION,
                                     as Lender

                                     By: /s/ Steven F. Larsen
                                         -------------------------------------
                                         Name:  Steven F. Larsen
                                         Title: First Vice President

                                     MIZUHO CORPORATE BANK LTD.,
                                     as Lender

                                     By: /s/ Raymond Ventura
                                         -------------------------------------
                                         Name:  Raymond Ventura
                                         Title: Deputy General Manager

                                     U.S. BANK , NATIONAL ASSOCIATION,
                                     as Lender

                                     By: /s/ Janet E. Jordan
                                         -------------------------------------
                                         Name:  Janet E. Jordan
                                         Title: Vice President

                                     BANK OF THE WEST, as Lender

                                     By: /s/ Bruce F. Young
                                         -------------------------------------
                                         Name:  Bruce F. Young
                                         Title: Vice President

                                     BAYERISCHE HYPO-UND
                                     VEREINSBANK AG, NEW YORK BRANCH,
                                     as Lender

                                     By: /s/ Marianne Weinzinger
                                         -------------------------------------
                                         Name:  Marianne Weinzinger
                                         Title: Director

                                     By: /s/ Scott Obeck
                                         -------------------------------------
                                         Name:  Scott Obeck
                                         Title: Associate Director

                                     THE BANK OF NOVA SCOTIA, as Lender

                                     By: /s/ Mark Sparrow
                                         -------------------------------------
                                         Name:  Mark Sparrow
                                         Title: Director

                                     BANK HAPOALIM B.M., as Lender

                                     By: /s/ Helen H. Gateson
                                         -------------------------------------
                                         Name:  Helen H. Gateson
                                         Title: Vice President

                                     By: /s/ Charles McLaughlin
                                         -------------------------------------
                                         Name:  Charles McLaughlin
                                         Title: Senior Vice President

                                     THE NORTHERN TRUST COMPANY,
                                     as Lender

                                     By: /s/ John E. Burda
                                         -------------------------------------
                                         Name:  John E. Burda
                                         Title: Vice President